UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2005

Smithway Motor Xpress Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-20793	42-1433844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2031 Quail Avenue, Fort Dodge, Iowa		50501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(515) 576-7418

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, we (along with East West Motor Express, Inc.) entered into the 14th amendment to our amended and restated loan and security agreement with LaSalle Bank National Association (the "Agreement"). Among other things, this amendment reduced our interest rates payable under the Agreement and modified the tangible net worth covenant. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

10 14th Amendment to Amended and Restated Loan and Security Agreement dated February 24, 2005, between LaSalle Bank National Association, Smithway Motor Xpress, Inc., as Borrower, and East West Motor Express, Inc., as Borrower

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithway Motor Xpress Corp.

February 28, 2005	By:	G. Larry Owens

Name: G. Larry Owens
Title: President, Chief Executive Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10	14th Amendment to Amended and Restated Loan and Security Agreement dated February 24, 2005, between LaSalle Bank National Association, Smithway Motor Xpress, Inc., as Borrower, and East West Motor Express, Inc., as Borrower